Exhibit 99.1

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Filed by Archipelago Holdings, Inc.

Pursuant to Rule 425 under the Securities Act if 1933

Subject Company:  PCX Holdings, Inc.

Archipelago Holdings, Inc.

JPMorgan

2005 Small Cap Conference - Chicago

March 9, 2005

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Important Acquisition Information

In connection with the proposed acquisition of PCX Holdings and its subsidiaries by Archipelago Holdings, the parties intend to file relevant materials with the SEC, including a registration statement on Form S-4. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the registration statement, as well as other filings containing information about Archipelago, PCX Holdings, the Pacific Exchange and PCX Equities without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the registration statement can also be obtained, without charge, once they are filed with the SEC, by directing a request to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284, or by directing a request to the Shareholder Services Department of PCX Holdings at 115 Sansome Street, San Francisco, California 94104 or calling (415) 393-4114.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Archipelago Vision & Strategy

Preeminent U.S. Exchange

Best Execution	“Scaleable” Model	Operational Excellence

• Large Liquidity Pool	• Flexible Platform	• System Performance
• Fully Automated Open Trading Platform	• Leveraged Network	• New Product Development
• High Speed Connectivity	• Automated Surveillance System	• Organizational Capabilities
• Downstream Product Diversification

U.S. Equity Markets

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• Auction Model	• Auction Model	• Print Facility

• Floor Based-Proposed Electronic Hybrid	• Fully Electronic	• Electronic Order Book

• Specialist Driven	• Order Driven	• Market Maker Driven

Equity Business Model – 4th Qtr 2004

Transaction Fees	Tape Revenue	Fixed Cost Structure
# of Employees
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Trade Behavior	Market Data	Cost Management

Source for # employees- Public financial data for the 4th Quarter of 2004.

Clear Growth Strategies

Market Data

Listed Securities	Arca intends to focus on long term strategic value creation	Options

Listings

Pacific Holdings Acquisition

Announced definitive agreement January 2005

•                  Pending SEC, PCX Holdings shareholders and other approvals

Expands and diversifies Archipelago

•                  Options

•                  Self Regulatory Organization

Growing demand for electronic options marketplaces

•                  PCX Plus (remote access platform)

•                  PCX scheduled floor independence by 2006

Opportunity for all-electronic trading of equities and options

•                  Ability to create new products

Reg NMS:  Trade-Through Proposal

Trade-through rule for OTC and Listed

•                  Top of book or full depth protection

•                  Applicable to immediately accessible quotes with no human intervention

•                  Markets must enforce trade-through

Elimination of anti-competitive barriers provides opportunities for ArcaEx in listed trading

•                  Experts in electronic trading and routing

•                  Consistency, fairness and control

Reg NMS:  Market Data Proposal

Revised revenue allocation formula

•                  Allocation of revenues for quotations in addition to trades and shares

•                  Cross-subsidy for less liquid stocks

•                  No data revenue allocation for manual quotes

Allows for real-time last sale dissemination outside the SIP

Reg NMS:  Access Fees and Sub-penny

Access Fees

•                  Caps fee at $0.003 per share including broker charge

Sub-penny pricing

•                  Allows for trading and display in sub-penny increments in stocks under $1 only

Financial Overview

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Profitable Business Model

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Instinet 4Q04 excludes estimated SEC fees of approx. $15MM

Source: Company filings

Note:  As reported per GAAP financials.

(1) Includes indirect expenses.

Benefits of Exchange Facility Status

Growing Market Data Revenue ($mm)

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Reduced Clearance, Brokerage
and Other Transaction Costs ($mm)

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Quarterly Performance

	2003					2004
Income Statement	1Q	2Q	3Q	4Q	FY	1Q	2Q	3Q		4Q	FY
Revenues
Transaction Fees	$86.3	$104.9	$116.0	$121.2	$428.4	$134.9	$116.2	$112.7		$120.4	$484.2
Market Data Fees	$1.3	$7.1	$10.9	$10.1	$29.5	$11.7	$12.4	$14.3		$18.2	$56.6
Listing Fees	$0.2	$0.2	$0.0	$0.0	$0.5	$0.1	$0.1	$0.1		$0.1	$0.4
Total Revenues	$87.8	$112.3	$126.9	$131.4	$458.4	$146.7	$128.7	$127.1		$138.7	$541.2

Gross Margin %	9.7%	28.0%	31.1%	34.6%	27.2%	37.0%	37.1%	39.7%		42.2%	39.0%
Total Indirect Expenses	$27.1	$30.1	$33.2	$33.5	$123.9	$32.7	$30.7	$35.6		$39.1	$138.1
Operating Income/(Loss)	$(18.6)	$1.3	$6.2	$11.9	$0.8	$21.6	$17.0	$14.9		$19.5	$73.0

EPS – Diluted Proforma(1)	$(0.30)	$0.02	$0.10	$0.21	$0.03	$0.32	$0.25	$0.21	(2)	$0.26	$1.03

(1) As a partnership, Archipelago Holdings, L.L.C. did not pay taxes. Pro Forma computation based on a 41.5% estimated corporate tax rate.

(2) This excludes deemed dividend and assumes an effective tax rate of 41.5%

Source: Company Financials

Balance Sheet

December 31, 2004 (in $mm)

Assets:
Cash	$177.9
Receivables	73.1
Fixed assets	49.5
Goodwill	131.9
Intangible assets	92.2
Other assets	9.8

Total assets	$534.4

Liabilities & Equity:
Current liabilities	$73.6

Stockholders’ Equity	$460.8

Total liabilities & equity	$534.4

What do you have to believe?

•                  Growth in US Financial Markets

•                  Growth in Electronic Markets

•                  AX Strategic position

•                  Exchange model/economics

•                  Market structure… pro-investor

•                  Cutting edge trading technology

•                  Low cost structure

•                  Strong management team and Board of Directors

Statements in the presentation that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current plans, estimates and expectations, and are not guarantees of future performance.  They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.   The Company undertakes no obligation to publicly update or revise any forward-looking statement.  The risks and uncertainties relating to the forward-looking statements in this presentation include general economic and business conditions, industry trends, compliance conditions, regulatory developments as well as other factors described under the caption “Risk Factors” and “Forward-Looking Statements” in the Company’s Form S-1 dated August 12, 2004, and the Company’s Quarterly Report on Form 10-Q, dated November 9, 2004 each of which was filed with the U.S. Securities and Exchange Commission and is available on the Company’s website at http://www.archipelago.com  .